STANDARD (R)
                         Standard Motor Products, Inc.




FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               THIRD QUARTER 2006 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, October 30, 2006......Standard Motor Products, Inc. (NYSE: SMP),
an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2006.

Consolidated net sales for the third quarter of 2006 were $203.8 million, compared to consolidated net sales of $224.4 million during the comparable quarter in 2005. Earnings from continuing operations for the third quarter of 2006 were $2.6 million or 14 cents per diluted share, compared to earnings of $4.2 million or 21 cents per diluted share in the third quarter of 2005. However the third quarter of 2005 benefited from a $3.8 million reduction in retiree medical expense, resulting in a $2.5 million pre-tax savings, or 8 cents per diluted share, compared to third quarter 2006. Adjusting for that, on a comparable basis, earnings per share for the third quarter of 2006 were slightly ahead of 2005.






--------------------------------------------------------------------------------
                37-18 Northern Blvd., Long Island City, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com

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Consolidated net sales for the nine month period ended September 30, 2006 were
$643 million, compared to consolidated net sales of $658.3 million during the comparable period in 2005. Earnings from continuing operations for the nine month period ended September 30, 2006 were $10.6 million or 58 cents per diluted share, compared to earnings of $3.9 million or 20 cents per diluted share in the comparable period of 2005.


Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, commented, "After a strong first six months, we were disappointed in our sales in the third quarter. In Engine Management, several of our large accounts focused on inventory reduction, and so while their sales to their customers were essentially flat, their net purchases from us were down. Year to date, however, Engine Management sales are essentially equal to 2005. In Temperature Control, sales were down from a very strong 2005, one of the hottest summers in history, and were further inhibited, we believe, by the high energy prices.

"On the other hand, we continue to make progress in gross margin. In Engine Management, our third quarter gross margin was negatively impacted by higher than average customer returns, but despite that we are running well ahead of last year. We are ahead of plan in both purchase cost reduction and make vs. buy, and we began implementing price increases at the tail end of the third quarter. This should benefit the fourth quarter and into 2007.
"Gross margins in Temperature Control, despite the lower sales, are running slightly ahead of 2005, thanks to improved costs.

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"Significantly, we announced the closing of our Puerto Rican facility. Over the next 24 months, the production lines will be shifted to facilities in Independence, Kansas and Reynosa, Mexico. We have been manufacturing in Puerto Rico for nearly 40 years, with an excellent and highly motivated work force, but the demise of the 936 tax incentive made Puerto Rico an expensive place to do business. We estimate one time costs of roughly $6 million and annual savings, once the moves are fully implemented, of over $7 million.

"We have received our first new OES order, though small, and are in discussions for additional product groups. We will advise when we receive firm orders.

"One final area of improvement is inventory reduction. Since January, we have reduced Engine Management inventory by approximately $16 million. While this has negatively impacted our gross margin, with less overhead absorption, it has contributed to our overall cash flow improvement."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on December 1, 2006 to stockholders of record on November 15, 2006.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, October 30, 2006. The dial in number is 877-707-9628 (domestic) or 785-832-2041 (international). The playback number is 800-753-5479 (domestic) or 402-220-2675 international), and the ID # is STANDARD.


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UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS,
EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.



                                       ###



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                                      STANDARD MOTOR PRODUCTS, INC.
                                  Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                  SEPTEMBER 30,
                                         2006          2005             2006          2005
                                     -----------   ------------    ------------   ------------

NET SALES                           $    203,755   $    224,438    $    643,005   $    658,276

COST OF SALES                            154,423        175,301         483,736        511,794
                                    ------------   ------------    ------------   ------------

GROSS PROFIT                              49,332         49,137         159,269        146,482

SELLING, GENERAL &
  ADMINISTRATIVE EXPENSES                 40,039         39,134         126,822        124,915
INTEGRATION EXPENSES                         598            218             828          4,620
                                    ------------   ------------    ------------   ------------

OPERATING INCOME                           8,695          9,785          31,619         16,947

OTHER INCOME , NET                           820             67           1,980          1,046

INTEREST EXPENSE                           5,118          4,552          14,826         12,617
                                    ------------   ------------    ------------   ------------

EARNINGS FROM CONTINUING
  OPERATIONS BEFORE TAXES                  4,397          5,300          18,773          5,376

INCOME TAX EXPENSE                         1,814          1,137           8,137          1,441
                                    ------------   ------------    ------------   ------------

EARNINGS FROM CONTINUING
  OPERATIONS                               2,583          4,163          10,636          3,935

DISCONTINUED OPERATION,
  NET OF TAX                               1,656           (449)            603         (1,240)
                                    ------------   ------------    ------------   ------------
NET INCOME                          $      4,239   $      3,714    $     11,239   $      2,695
                                    ============   ============    ============   ============






NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING
     OPERATIONS                     $       0.14   $       0.21    $       0.58   $       0.20
   DISCONTINUED OPERATION                   0.09          (0.02)           0.03          (0.06)
                                    ------------   ------------    ------------   ------------
   NET INCOME PER COMMON SHARE -
     BASIC                          $       0.23   $       0.19    $       0.61   $       0.14
                                    ============   ============    ============   ============


   DILUTED EARNINGS FROM
     CONTINUING OPERATIONS          $       0.14   $       0.21    $       0.58   $       0.20
   DISCONTINUED OPERATION                   0.09          (0.02)           0.03          (0.06)
                                    ------------   ------------    ------------   ------------
   NET INCOME PER COMMON SHARE -
     DILUTED                        $       0.23   $       0.19    $       0.61   $       0.14
                                    ============   ============    ============   ============


WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES                       18,306,178     19,547,319      18,265,784     19,509,040
WEIGHTED AVERAGE NUMBER OF
  COMMON AND DILUTIVE SHARES          18,371,435     19,577,972      18,297,979     19,546,261

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